POWER OF ATTORNEY

 Effective October 1, 2004, I, David W. Trego, hereby authorize and designate Robert H.
Knauss (Vice President and General Counsel of UGI Corporation), Margaret M. Calabrese
(Secretary of UGI Corporation) and Linda G. Brennan (Senior Paralegal and Assistant to the
Corporate Secretary), each of whom may act individually, to execute, acknowledge and file in my name and as my attorney-in-fact Form 3 - Initial Statement of Beneficial Ownership, Forms 4 -
Statements of Changes in Beneficial Ownership and Forms 5 - Annual Statements of Changes in
Beneficial Ownership, or any successor reporting forms, with the United States Securities and
Exchange Commission (the "SEC") for the purpose of complying with Section 16(a) of the
Securities Exchange Act of 1934 and the rules, regulations and SEC interpretations thereunder
("Section 16") with respect to my position with UGI Corporation and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former executive officer of UGI Corporation and its affiliates under Section 16.

       ____________________________________
Dated: October 1, 2004    David W. Trego

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